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                                                                    Exhibit 99.1

                              SMART MACHINES INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned shareholder of Smart Machines Inc., a California corporation ("Smart Machines"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated August ____, 1999, and hereby appoints James E. Solomon and K. Charles Janac, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to vote as designated on the reverse side, all shares of Common or Preferred Stock of Smart Machines that the undersigned is entitled to vote at the Special Meeting of Shareholders of Smart Machines to be held on September ____, 1999 at ____ a.m., local time, at 651 River Oaks Parkway, San Jose, California 95134 and at any adjournment thereof.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposal 1 to approve the Agreement and Plan of Merger and the Merger.

        (Continued and to be signed on the reverse side.)
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     [X] Please mark votes as in this example.

     The Smart Machines Board of Directors Recommends a vote "FOR" the following Proposal.

FOR                 AGAINST              ABSTAIN

[_]                   [_]                  [_]

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 7, 1999, among Brooks Automation, Inc., a Delaware corporation ("Brooks"), Smart Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Brooks ("Merger Sub") and Smart Machines and to approve the merger of Merger Sub with and into Smart Machines.


[Shareholder name and address label]




New Address (if applicable)



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                                   Signature

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                                     Title

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                           Signature if held jointly

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                                     Title

Dated:____________________



(Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officers or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partner, please sign partnership name by authorized person.)

Please vote, sign, date and return this proxy as promptly as possible in the postpaid envelope provided whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.